UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

MSC Industrial Direct Co., Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2011, MSC Industrial Direct Co., Inc. (the “Company”) entered into amendments to change in control agreements with each of Mr. Erik Gershwind, the Company’s President and Chief Operating Officer, Mr. Jeffrey Kaczka, the Company’s Executive Vice President and Chief Financial Officer, and Mr. Thomas Cox, the Company’s Executive Vice President, Sales.  The amendments eliminate the tax indemnity and tax gross-up provision of the change in control agreements.  Instead, the amount of severance benefits would be subject to reduction to the extent that the after-tax payments would be increased.

The foregoing description of the amendments is not complete and is qualified in its entirety by reference to the full terms and conditions of the amendments, which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.01	Amendment No. 2 to Change in Control Agreement, dated December 22, 2011, between the Company and Erik Gershwind
10.02	Amendment No. 1 to Change in Control Agreement, dated December 22, 2011, between the Company and Jeffrey Kaczka
10.03	Amendment No. 2 to Change in Control Agreement, dated December 22, 2011, between the Company and Thomas Cox

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: December 28, 2011	By:	/s/ Jeffrey Kaczka
		Name:	Jeffrey Kaczka
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.01	Amendment No. 2 to Change in Control Agreement, dated December 22, 2011, between the Company and Erik Gershwind
10.02	Amendment No. 1 to Change in Control Agreement, dated December 22, 2011, between the Company and Jeffrey Kaczka
10.03	Amendment No. 2 to Change in Control Agreement, dated December 22, 2011, between the Company and Thomas Cox